Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333‑145499, 333‑134989 and 333-215172 on Forms S‑8 of our report dated November 16, 2017, relating to the consolidated financial statements of Haynes International, Inc. and the effectiveness of Haynes International, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10‑K of Haynes International, Inc. for the year ended September 30, 2017.

/s/ DELOITTE & TOUCHE LLP

Indianapolis, IN

November 16, 2017